UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant

as specified in its charter)

Delaware

(State of incorporation or organization)

56-0906609

(IRS Employer

Identification No.)

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-158663

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring October 28, 2018)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder is “Warrants (expiring October 28, 2018)”. A description of the Securities is set forth under (i) the section captioned “Description of Warrants” in the Registrant’s Prospectus, dated April 20, 2009 (the “Base Prospectus”), which relates to the Registrant’s Registration Statement on Form S-3 (No. 158663), as supplemented by (ii) the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement, dated March 1, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing

4.1	Warrant Agreement dated March 3, 2010, among the Registrant, Computershare Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: March 4, 2010	By:	/s/ TERESA M. BRENNER
Teresa M. Brenner
Associate General Counsel

Exhibit Index

4.1	Warrant Agreement dated March 3, 2010, among the Registrant, Computershare Inc. and Computershare Trust Company, N.A.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

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